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                                   EXHIBIT 11


                        DEB SHOPS, INC. AND SUBSIDIARIES


                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE



                                                  Three Months Ended April 30
                                             -----------------------------------

                                                  1996               1995
                                                  ----               ----


   PRIMARY

     Average shares outstanding                12,844,680         12,846,746

     Net effect of dilutive stock
     options and restricted incentive
     stock based on the treasury stock
     method using average market price                  0                  0
                                             -------------      ------------

                                               12,844,680         12,846,746
                                             =============      ============


   Net (Loss) Income                         ($ 1,939,020)      ($ 2,299,327)

   Preferred dividend paid                         13,800             13,800
                                             -------------      ------------
                                             ($ 1,952,820)      ($ 2,313,127)
                                             =============      =============


   Per common share amount                   ($       .15)      ($       .18)
                                             =============      =============




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.












                                           DEB SHOPS, INC.





         DATE:  June 14, 1996              By___________________________________
                                             Marvin Rounick
                                             President







         DATE:  June 14, 1996              By___________________________________
                                             Lewis Lyons
                                             Vice President, Finance
                                             Chief Financial Officer